EXHIBIT (c)(4)
D I S C U S S I O N M A T E R I A L S

JPMorgan team

Real Estate & Lodging Investment Banking

Tom Grier
Managing Director
Email: thomas.grier@jpmorgan.com
Tel: 1-212-622-4423
Fax: 1-646-534-0406

John Scott Trotter
Associate
Email: john.s.trotter@jpmorgan.com
Tel: 1-212-622-4296
Fax: 1-646-534-0406

Justin Woo
Analyst
Email: justin.p.woo@jpmorgan.com
Tel: 1-212-622-0248
Fax: 1-646-792-4855

Merger & Acquisitions

Ben Lett
Managing Director
Email: ben.lett@jpmorgan.com
Tel: 1-212-622-2439
Fax: 1-646-534-1120

James Roddy
Vice President
Email: james.roddy@jpmorgan.com
Tel: 1-212-622-0638
Fax: 1-917-546-2472

Financial Institutions Group

Walter Schuster
Managing Director
Email: walter.schuster@jpmorgan.com
Tel: 44 207 3255809
Fax: 44 207 3258256

Michael Marek
Executive Director
Email: michael.marek@jpmorgan.com
Tel: 1-212-622-6109
Fax: 1-917-546-2586

DISCUSSION MATERIALS
JPMorgan
PROJECT BALLACK 1

Situation observations Go private transactions with affiliated companies are highly scrutinized and can potentially become contentious JPMorgan believes that given Ballack’s position it should consider the following actions After October 4th, approach Target’s Chairman to express “potential” desire to acquire the Target Communicate willingness to participate in process and even discuss ability to vote shares for superior all cash offers (subject to negotiations) from competing bidders Give Target flexibility to choose process P R O J E C T B A L L A C K2

Overview of various alternatives for engaging the Target Potential approaches Alternative 1: Alternative 2: Alternative 3: Preemptive tender offer Negotiated transaction Request auction process
P R O J E C T B A L L A C K3

Potential auction process timeline (alternative 3) —Pre-announcement phase timeline
P R O J E C T B A L L A C K4

Analysis at various prices

Analysis at various prices

($mm, except per share data)		Current[1]						
Share price		$9.53	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00
Implied premium		*0.0%*	*4.9%*	*15.4%*	*25.9%*	*36.4%*	*46.9%*	*57.4%*
Basic shares (mm)		25.722	25.722	25.722	25.722	25.722	25.722	25.722
Dilutive effect of options		0.0	0.0	0.0	0.0	0.0	0.0	0.0
Fully diluted shares (mm)		25.722	25.722	25.722	25.722	25.722	25.722	25.722
Equity value		$245.1	$257.2	$282.9	$308.7	$334.4	$360.1	$385.8
Plus: Total debt		312.2	312.2	312.2	312.2	312.2	312.2	312.2
Less: Cash		(40.5)	(40.5)	(40.5)	(40.5)	(40.5)	(40.5)	(40.5)
Total firm value		**$516.9**	**$529.0**	**$554.7**	**$580.5**	**$606.2**	**$631.9**	**$657.6**
Multiples	**Metric**							
2008E EBITDA[2]	$132.2	3.9x	4.0x	4.2x	4.4x	4.6x	4.8x	5.0x
2008E FFO[3]	$1.38	6.9x	7.2x	8.0x	8.7x	9.4x	10.1x	10.9x
Price/book[4]	$360.5	0.7x	0.7x	0.8x	0.9x	0.9x	1.0x	1.1x

Source: Company filings; Factset; SNL; Wall Street equity research
1 As of 9/28/07
2 Wall Street equity research consensus; Factset
3 Wall Street equity research consensus; SNL
4 Calculated as equity value / total shareholders' equity; as of 6/30/07

DISCUSSION MATERIALS
JPMorgan
PROJECT BALLACK 5

Precedent M&A advisory fees

$500mm-$700mm firm value – 2002-1Q2007

Announced	Target	Acquiror	Firm value	Advisor total	Fees as % firm value
3/2/2007	Bristol West Holdings Inc	Farmers Group Inc	$687.8	$7.8	1.13%
2/21/2007	Wild Oats Markets Inc	Whole Foods Market Inc	565.0	2.9	0.51%
11/13/2006	Eddie Bauer Holdings Inc	Eddie B Holding Corp	522.4	6.3	1.21%
11/8/2006	Essex Corp	Northrop Grumman Corp	542.4	6.6	1.22%
10/23/2006	Connetics Corp	Stiefel Laboratories Inc	693.1	8.6	1.24%
10/9/2006	CNS Inc	GlaxoSmithKline PLC	502.0	6.0	1.20%
8/31/2006	BNP Residential Properties Inc	Babcock & Brown Real Estate	697.5	5.5	0.79%
8/18/2006	Lone Star Steakhouse,Saloon	Lone Star Funds	575.6	4.7	0.82%
8/7/2006	McDATA Corp	Brocade Commun Sys Inc	682.4	8.5	1.25%
8/3/2006	MRO Software Inc	IBM Corp	611.5	10.5	1.72%
7/31/2006	ConAgra Foods Inc-Branded Meat	Smithfield Foods Inc	571.0	4.3	0.74%
6/19/2006	Sally Beauty Supply Co	Clayton Dubilier & Rice Inc	575.0	16.5	2.87%
6/12/2006	Pacific Energy Partners LP	Plains All American Pipeline	700.0	12.5	1.79%
6/5/2006	Laserscope Inc	American Med Sys Holdings Inc	647.5	6.5	1.00%
5/2/2006	Advanced Digital Infon Corp	Quantum Corp	509.4	5.8	1.14%
4/6/2006	Riviera Holdings Corp	RIV Acquisition Holdings Inc	617.8	4.2	0.67%
3/3/2006	iVillage Inc	NBC Universal Inc	607.3	7.1	1.17%
12/16/2005	Animas Corp	Johnson & Johnson Inc	501.1	5.1	1.02%
12/15/2005	Collegiate Funding Svcs LLC	JPMorgan Chase Bank	687.8	7.6	1.10%
7/18/2005	Intermix Media Inc	News Corp Inc	582.3	6.5	1.12%
6/1/2005	Shopping com Ltd	eBay Inc	524.3	6.5	1.24%
5/4/2005	Bone Care Intl Inc	Genzyme Corp	594.6	7.4	1.24%
3/14/2005	Ascential Software Corp	IBM Corp	639.8	8.0	1.25%
2/17/2005	Prime Group Realty Trust	Lightstone Group LLC	559.7	3.8	0.68%
11/8/2004	Infonet Services Corp	BT Group PLC	573.7	7.1	1.24%
9/15/2004	American Medical Security Grp	PacifiCare Health Systems Inc	506.7	5.5	1.09%
6/16/2004	Exult Inc	Hewitt Associates LLC	613.5	5.0	0.82%
4/6/2004	Barra Inc	Morgan Stanley	621.0	6.6	1.06%
3/15/2004	Xicor Inc	Intersil Corp	506.7	4.5	0.89%
2/4/2004	Cable Design Technologies Corp	Belden Inc	508.3	3.3	0.64%
12/10/2003	Right Mgmt Consultants Inc	Manpower Inc	598.6	8.5	1.42%
5/19/2003	Pacific Northwest Bancorp,WA	Wells Fargo & Co,California	622.4	4.9	0.78%
2/18/2003	Allen Telecom Inc	Andrew Corp	577.6	6.2	1.08%
7/17/2002	EG&G Technical Services	URS Corp	500.0	4.0	0.80%
7/10/2002	Kiewit Materials Co	Rinker Materials Corp	555.7	3.0	0.54%
5/29/2002	EEX Corp(ENSERCH Corp)	Newfield Exploration Co	577.6	5.3	0.91%
4/29/2002	HNC Software Inc	Fair Isaac & Co Inc	688.9	5.2	0.75%
4/11/2002	Herbalife International Inc	Investor Group	521.4	11.6	2.22%
2/18/2002	ONI Systems Corp	CIENA Corp	603.2	8.0	1.33%
2/15/2002	NRG Energy Inc	Xcel Energy Inc	672.6	4.0	0.59%
Median			**$580.0**	**$6.3**	**1.09%**
Mean			**$591.1**	**$6.5**	**1.11%**
Top-half median			**$631.1**	**$7.7**	**1.24%**
Top-half mean			**$643.5**	**$8.4**	**1.40%**
Top-quartile median			**$687.8**	**$8.6**	**1.37%**
Top-quartile mean			**$679.7**	**$10.0**	**1.63%**

Source: JPMorgan

DISCUSSION MATERIALS
JPMorgan
PROJECT BALLACK 6